As filed with the Securities Exchange Commission on June 16, 2015

Registration Statement No. 333-203812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

 FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EAGLE BULK SHIPPING INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0453513
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500	Adir Katzav Chief Financial Officer Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Andrew Brady, Esq.
Daniel Fisher, Esq.
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
(212) 872-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	IRS Employee Identification Number
Avocet Shipping LLC	Marshall Islands	4412	98-0641774
Bittern Shipping LLC	Marshall Islands	4412	98-0633565
Canary Shipping LLC	Marshall Islands	4412	98-0633568
Cardinal Shipping LLC	Marshall Islands	4412	98-0453520
Condor Shipping LLC	Marshall Islands	4412	98-0450454
Crane Shipping LLC	Marshall Islands	4412	98-0641777
Crested Eagle Shipping LLC	Marshall Islands	4412	98-0526925
Crowned Eagle Shipping LLC	Marshall Islands	4412	98-0526922
Eagle Bulk Pte. Ltd.	Singapore	4412	n.a.
Eagle Bulk (Delaware) LLC	Delaware	4412	n.a.
Eagle Management Consultancy Pte. Ltd.	Singapore	4412	n.a.
Eagle Management Consultants LLC	Delaware	4412	80-0450453
Eagle Ship Management LLC	Delaware	4412	80-0435547
Eagle Shipping International (USA) LLC	Marshall Islands	4412	98-0450528
Egret Shipping LLC	Marshall Islands	4412	98-0641779
Falcon Shipping LLC	Marshall Islands	4412	98-0450453
Gannet Shipping LLC	Marshall Islands	4412	98-0652888
Golden Eagle Shipping LLC	Marshall Islands	4412	98-0513249
Goldeneye Shipping LLC	Marshall Islands	4412	98-0581717
Grebe Shipping LLC	Marshall Islands	4412	98-0652893
Harrier Shipping LLC	Marshall Islands	4412	98-0450451
Hawk Shipping LLC	Marshall Islands	4412	98-0450449
Ibis Shipping LLC	Marshall Islands	4412	66-0665177
Imperial Eagle Shipping LLC	Marshall Islands	4412	98-0513252
Jaeger Shipping LLC	Marshall Islands	4412	98-0499622
Jay Shipping LLC	Marshall Islands	4412	98-0661046
Kestrel Shipping LLC	Marshall Islands	4412	98-0499623
Kingfisher Shipping LLC	Marshall Islands	4412	98-0661045
Kite Shipping LLC	Marshall Islands	4412	98-0450447
Kittiwake Shipping LLC	Marshall Islands	4412	98-0499630
Martin Shipping LLC	Marshall Islands	4412	98-0661043
Merlin Shipping LLC	Marshall Islands	4412	66-0665179
Nighthawk Shipping LLC	Marshall Islands	4412	66-0758459
Oriole Shipping LLC	Marshall Islands	4412	98-0499628
Osprey Shipping LLC	Marshall Islands	4412	98-0450446
Owl Shipping LLC	Marshall Islands	4412	66-0762070
Peregrine Shipping LLC	Marshall Islands	4412	98-0453519
Petrel Shipping LLC	Marshall Islands	4412	98-0545586
Puffin Shipping LLC	Marshall Islands	4412	98-0545587

Redwing Shipping LLC	Marshall Islands	4412	98-0581715
Roadrunner Shipping LLC	Marshall Islands	4412	98-0545589
Sandpiper Shipping LLC	Marshall Islands	4412	98-0545592
Shrike Shipping LLC	Marshall Islands	4412	98-0526930
Skua Shipping LLC	Marshall Islands	4412	98-0526936
Sparrow Shipping LLC	Marshall Islands	4412	98-0450436
Stellar Eagle Shipping LLC	Marshall Islands	4412	98-0534321
Tern Shipping LLC	Marshall Islands	4412	98-0499632
Thrasher Shipping LLC	Marshall Islands	4412	98-0633570
Thrush Shipping LLC	Marshall Islands	4412	98-0674016
Woodstar Shipping LLC	Marshall Islands	4412	98-0592277
Wren Shipping LLC	Marshall Islands	4412	98-0581720

The agent for service for each of the Additional Registrants is:

Adir Katzav

Chief Financial Officer

Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, New York 10022

(212) 785-2500

The address and telephone number for each of the Additional Registrants is:

c/o Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, New York 10022

(212) 785-2500

The information in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2015

PROSPECTUS

$500,000,000

Common Stock, Preferred Stock, Debt Securities
Warrants, Purchase Contracts, Rights and Units
offered by Eagle Bulk Shipping Inc.

and

21,861,355 shares of Common Stock

75,518 Warrants,
up to 75,518 shares of Common Stock issuable upon exercise of the Warrants offered by Selling Shareholders

and up to 75,518 shares of Common Stock issuable upon exercise of the Warrants offered by Eagle Bulk Shipping Inc.

EAGLE BULK SHIPPING INC.

Through this prospectus, we may periodically offer:

(1)	common stock;

(2)	preferred stock;

(3)	debt securities, which may be guaranteed by one or more of our subsidiaries;

(4)	warrants;

(5)	purchase contracts;

(6)	rights; and

(7)	units.

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

In addition, this prospectus covers the resale by certain selling shareholders identified in this prospectus of up to an aggregate of 21,861,355 shares of our common stock, 75,518 outstanding warrants and 75,518 shares of our common stock issuable upon the exercise of the outstanding warrants which were issued to the selling shareholders on October 15, 2014. The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or warrants on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. We will not receive any proceeds from the sale of the common stock or warrants by the selling shareholders. See “Plan of Distribution” for additional information. In addition, we may offer and sell up to 75,518 shares of our common stock from time to time upon the exercise of warrants acquired by persons under this prospectus from the selling shareholders identified in this prospectus. We will receive the proceeds from the sale of such common stock.

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “EGLE.”

An investment in these securities involves a high degree of risk.  See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2015.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1
Our Company	1
Bankruptcy Reorganization	1
Our Fleet	3
THE OFFERING	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
CAPITALIZATION	8
RATIO OF EARNINGS TO FIXED CHARGES	9
DESCRIPTION OF CAPITAL STOCK	9
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF PURCHASE CONTRACTS	23
DESCRIPTION OF RIGHTS	24
DESCRIPTION OF UNITS	25
SELLING SHAREHOLDERS	26
PLAN OF DISTRIBUTION	28
EXPERTS	30
LEGAL MATTERS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	30
ENFORCEABILITY OF CIVIL LIABILITIES	31

ii

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission using a shelf registration process. Under the shelf registration process, we may sell any combination of the common stock, preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. The prospectus also relates to 21,861,355 shares of our common stock, 75,518 outstanding warrants and 75,518 shares of our common stock issuable upon the exercise of such warrants, which the selling shareholders named in this prospectus may sell from time to time. We will not receive any of the proceeds from sales by the selling shareholders. We have agreed to pay the expenses incurred in registering these shares and warrants, including legal and accounting fees.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents.

This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

iii

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained herein and therein, before making an investment decision. In this prospectus, all references to “we,” “our,” “us” and the “Company” shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

Our Company

Eagle Bulk Shipping Inc., or the Company, incorporated under the laws of the Republic of the Marshall Islands, or the Marshall Islands, and headquartered in New York City, is engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels. We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 deadweight tons, or dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.  As of the date of this prospectus, we owned and operated a modern fleet of 44 oceangoing vessels, 43 Supramax and 1 Handymax, with a combined carrying capacity of 2,404,064 dwt and an average age of approximately 8.0 years.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company, which maintains its principal executive offices in New York City. Each of our vessels is owned by us through a separate wholly owned Marshall Islands limited liability company.

We maintain our principal executive offices at 477 Madison Avenue, New York, New York 10022. Our telephone number at that address is (212) 785-2500. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

Bankruptcy Reorganization

On August 6, 2014, the Company entered into a restructuring support agreement, or the Restructuring Support Agreement, with lenders constituting the “Majority Lenders” (as such term is defined in the Fourth Amended and Restated Credit Agreement of the Company, dated as of October 19, 2007, as amended, the “Credit Agreement”) under its Credit Agreement, or the Consenting Lenders, which contemplated a plan of reorganization through a balance sheet restructuring of the Company’s obligations upon the terms specified therein. On the same day, the Company filed a voluntary prepackaged case, or the Prepackaged Case, under chapter 11 of title 11 of the United States Code, or the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York, or the Court. The Prepackaged Case was filed only in respect of the parent company, Eagle Bulk Shipping Inc., but not any of its subsidiaries. Through the Prepackaged Case, the Company sought to implement a balance sheet restructuring pursuant to the terms of its prepackaged plan of reorganization filed with the Court, or the Plan. The Company continued to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

The commencement of the Prepackaged Case constituted an event of default that accelerated the Company’s obligations under the Credit Agreement, subject to an automatic stay of any action to collect, assert or recover a claim against the Company and the application of the applicable provisions of the Bankruptcy Code.

As part of the Prepackaged Case, the Company obtained debtor-in-possession financing, or the DIP Loan Facility, pursuant to authorization from the Court. The Company funded its ongoing operations during the pendency of the Prepackaged Case through available borrowings under the DIP Loan Facility as well as cash generated from operations.

Subsequent to the filing of the Prepackaged Case, the Company received approval from the Court to continue using its existing cash management system and to pay or otherwise honor certain pre-petition obligations generally designed to stabilize the Company’s operations, such as certain employee wages, salaries and benefits, certain taxes and fees, customer obligations, obligations to logistics providers and pre-petition amounts owed to certain critical vendors. The Company continued to honor payments to vendors and other providers in the ordinary course of business for goods and services received after the filing date of the Prepackaged Case. The Company retained legal and financial professionals to advise the Company in connection with the Prepackaged Case and certain other professionals to provide services and advice in the ordinary course of business.

On September 22, 2014, the Court entered an order, or the Confirmation Order, confirming the Plan. On October 15, 2014, or the Effective Date, the Company completed its balance sheet restructuring and emerged from Chapter 11 through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms.

Key components of the Plan included:

●	Entry into a new senior secured credit facility as of October 9, 2014, in the amount of $275 million (inclusive of a $50 million undrawn revolving credit facility).

●

The cancellation of all outstanding equity interests in the Company as of the Effective Date, with the current holders of such equity interests (other than the Consenting Lenders on account of certain warrants held by them or shares of common stock received upon conversion of such warrants) receiving (i) shares of the reorganized Company’s common stock, or the Common Stock, equal to 0.5% of the total number of shares of Common Stock issued and outstanding on the Effective Date (subject to dilution by the warrants discussed below and the Management Incentive Program (as defined below)), and (ii) an aggregate of 3,040,540 warrants. Each warrant will have a 7-year term (commencing on the Effective Date) and will be exercisable for one share of Common Stock (subject to adjustment as set forth in the Warrant Agreement for the warrants and dilution by the Management Incentive Program) and which we refer to as the Existing Warrants.

●

The extinguishment of all loans and other obligations under the Credit Agreement as of the Effective Date, with the current holders thereof receiving (i) shares of Common Stock equal to 99.5% of the total number of shares of Common Stock issued and outstanding on the Effective Date, subject to dilution by the Existing Warrants and the Management Incentive Program, and (ii) a cash distribution as contemplated by the Plan. On the Effective Date, the Credit Agreement was terminated, and the liens and mortgages thereunder were released.

●	All claims of unsecured creditors of Eagle Bulk Shipping Inc. were unaffected and will be paid in full in the ordinary course.

●

The establishment of a management incentive program, or the Management Incentive Program, that provides senior management and certain other employees of the reorganized Company with 2% of the Common Stock (on a fully diluted basis) on the Effective Date, and two tiers of options to acquire 5.5% of the Common Stock (on a fully diluted basis) with different strike prices based on the equity value for the reorganized Company and a premium to the equity value, each of the foregoing to vest generally over a four year schedule through 25% annual installments commencing on the first anniversary of the Effective Date. The Management Incentive Program also provides for the reservation of certain additional shares for future issuance thereunder, as further described in the Plan.

The Plan also provided for certain releases of various parties by certain holders of claims against and equity interests in the Company.

Our Fleet

Our vessels are flagged in the Marshall Islands. Our vessels are all employed on time and voyage charters.  The following table represents certain information about the Company’s operating fleet as of March 31, 2015.

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate
Avocet	2010	53,462	June 2015	Pool (3)
Bittern	2009	57,809	June 2015	Pool (3)
Canary	2009	57,809	June 2015	Pool (3)
Cardinal	2004	55,362	April 2015	$5,000(2)
Condor	2001	50,296	May 2015	$6,500
Crane	2010	57,809	June 2015	Pool (3)
Crested Eagle	2009	55,989	April 2015	$6,000(2)
Crowned Eagle	2008	55,940	April 2015	$8,000(2)
Egret Bulker	2010	57,809	DDK	(4)
Falcon	2001	50,296	Open	(5)
Gannet Bulker	2010	57,809	April 2015	$4,500(2)
Golden Eagle	2010	55,989	April 2015	$7,500
Goldeneye	2002	52,421	May 2015	$10,150
Grebe Bulker	2010	57,809	June 2015	Pool (3)
Harrier	2001	50,296	April 2015	$6,000(2)
Hawk I	2001	50,296	June 2015	$5,500
Ibis Bulker	2010	57,775	DDK	(4)
Imperial Eagle	2010	55,989	Open	(5)
Jaeger	2004	52,248	April 2015	$5,000(2)
Jay	2010	57,802	April 2015	$10,600(2)
Kestrel I	2004	50,326	April 2015	$5,000(2)
Kingfisher	2010	57,776	June 2015	Pool (3)
Kite	1997	47,195	April 2015	$4,200(2)
Kittiwake	2002	53,146	April 2015	Voyage(2)
Martin	2010	57,809	June 2015	Pool (3)
Merlin	2001	50,296	April 2015	$5,850(2)
Nighthawk	2011	57,809	June 2015	Pool (3)
Oriole	2011	57,809	April 2015	$7,500(2)
Osprey I	2002	50,206	April 2015	$3,000(2)
Owl	2011	57,809	April 2015	$6,150(2)
Peregrine	2001	50,913	April 2015	$9,175(2)
Petrel Bulker	2011	57,809	April 2015	$9,500(2)
Puffin Bulker	2011	57,809	April 2015	$10,050(2)
Redwing	2007	53,411	April 2015	$7,125(2)
Roadrunner Bulker	2011	57,809	April 2015	$4,500(2)
Sandpiper Bulker	2011	57,809	April 2015	$5,750(2)
Shrike	2003	53,343	June 2015	Pool(3)
Skua	2003	53,350	April 2015	$4,000(2)
Sparrow	2000	48,225	April 2015	$6,000(2)
Stellar Eagle	2009	55,989	June – July 2015	$13,030(1)
Tern	2003	50,200	April 2015	$3,750(2)
Thrasher	2010	53,360	DDK	(4)
Thrush	2011	53,297	June 2015	Pool (3)
Woodstar	2008	53,390	May 2015	$4,500
Wren	2008	53,349	June 2015	Pool(3)

(1)

The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 1.25% to 5.00%, to third party ship brokers.

(2)	Upon conclusion of the previous charter, the vessel will commence a short term charter for up to six months or a spot voyage.
(3)	The vessel is operating in a dry bulk pool for a period between 10 to 14 months.
(4)	Upon conclusion of the drydocking, the vessel will commence a short term charter for up to six months or re-enter the dry bulk pool.
(5)	The vessel was subsequently chartered out on a short term charter.

THE OFFERING

Issuer	Eagle Bulk Shipping Inc.

Selling shareholders

Certain holders of our outstanding Common Stock and Existing Warrants exercisable for shares of our Common Stock, which were both issued on October 15, 2014 as part of the Plan in a transaction exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the exemption for transactions by an issuer pursuant to a plan of reorganization under the Bankruptcy Code under Section 1145 thereof. Please see “Selling Shareholders.”

Securities offered

Primary Offering:	We may use this prospectus to offer up to $500,000,000 of:
	●	Common Stock;
	●	preferred stock;
	●	debt securities, which may be guaranteed by one or more of our subsidiaries;
	●	warrants;
	●	purchase contracts;
	●	rights; and
	●	units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

In addition, in the event of the sale of any Existing Warrants by selling shareholders hereunder as described below, we may issue shares of Common Stock to the purchasers of such Existing Warrants when and if such Existing Warrants are exercised by such purchasers.

Secondary Offering	The selling shareholders may offer:

Up to an aggregate of 21,936,873 shares of our Common Stock, including up to 75,518 shares of Common Stock issuable upon exercise of the Existing Warrants, or the Warrant Shares.

Up to an aggregate of 75,518 Existing Warrants, which are exercisable for 75,518 shares of Common Stock.

Use of proceeds

Primary Offering

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

Secondary Offering	We will not receive any of the proceeds from the sale or other disposition of the shares of Common Stock, including the Warrant Shares, or the Existing Warrants offered pursuant to this prospectus.

Existing Warrants to be offered by the Selling Shareholders

Each Existing Warrant is exercisable for one share of Common Stock at an exercise price of $27.82 per share (subject to adjustment as set forth in the Warrant Agreement). Unexercised Existing Warrants expire on October 15, 2021.

Registration Rights Agreement

In connection with the Plan, we entered into a Registration Rights Agreement dated October 15, 2014, or the Registration Rights Agreement, pursuant to which we agreed to register the Common Stock, Existing Warrants and Warrant Shares for resale under the Securities Act by the selling shareholders. Under the terms of the Registration Rights Agreement, we were required to file such registration statement with the Commission, within thirty days of the Company becoming eligible to use Form S-3 in connection with a secondary public offering. Pursuant to the Registration Rights Agreement, we also agreed to keep the registration statement effective until the earlier of (i) the date as of which all shares of Common Stock, Existing Warrants and Warrant Shares have been sold pursuant to this or another registration statement filed by us, (ii) the date on which each of the selling shareholders (together with their respective affiliates) beneficially owns less than 1% of our Common Stock and such securities then owned could be sold in any 90-day period pursuant to Rule 144 under the Securities Act without restriction as to volume or manner of sale or (iii) such shorter period as all the selling shareholders shall agree in writing. We also agreed to other customary obligations regarding registration, including matters relating to indemnification and payment of expenses.

Listing	Our shares of Common Stock are listed on the Nasdaq Global Select Market under the symbol “EGLE.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or the selling shareholders, as applicable, may offer and may describe certain risks associated with an investment in the securities. Terms used in any such prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

We have identified a number of risk factors which you should consider before buying shares of our Common Stock or our other securities. Prior to making a decision about investing in our securities, you should carefully consider the following risk factors, as well as specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Please see “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Future sales of our Common Stock could cause the market price of our Common Stock to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur following the exercise of the Existing Warrants may depress the market price for our Common Stock. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. Our second amended and restated articles of incorporation authorize us to issue 150,000,000 shares of Common Stock, of which 37,879,712 shares were issued and outstanding as of June 15, 2015. We intend to issue additional shares of our Common Stock in the future. Our shareholders may incur dilution from any future equity offering and upon the issuance of additional shares of our Common Stock upon the exercise of options we have granted to certain of our executive officers, upon the issuance of additional shares of Common Stock pursuant to our equity incentive plan or upon the exercise of the Existing Warrants or other convertible securities we may issue in the future. In addition, sales of our Common Stock pursuant to this prospectus by one or more of the selling shareholders could lower the trading price of our shares.

The warrants are a risky investment, and may expire as worthless.

The Existing Warrants are exercisable only until the seventh (7th) anniversary of the date of issuance. In the event our Common Stock price is not greater than the exercise price of the Existing Warrants during the period when the Warrants are exercisable, you will likely not be able to recover the value of your investment in the Existing Warrants. In addition, if our Common Stock price remains below the exercise price of the Existing Warrants, the Existing Warrants may not have any value and may expire without being exercised, in which case you would lose your entire investment. There can be no assurance that the market price of our Common Stock will exceed the exercise price during the exercise period of the Existing Warrants.

There is no established trading market for the Existing Warrants and, as a result, you may not be able to sell them at the particular time you select, at the price that you originally paid or at all.

There is no established trading market for the Existing Warrants. Moreover, we do not intend to apply to have the Existing Warrants listed on any securities exchange or included in any automated quotation system. As a result, we cannot assure you that you will be able to sell any Existing Warrants at the particular time you select, at the price that you originally paid or at all. We also cannot assure you as to the liquidity of any market that may develop for the Existing Warrants. Future trading prices and the liquidity of any market for the Existing Warrants, to the extent such a market ever develops, will depend on many factors, including:

• our financial condition and results of operations;

• the interest of securities dealers in making a market for the Existing Warrants; and

• the market for similar securities.

Since the Existing Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Existing Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Existing Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Existing Warrants or may receive an amount less than they would be entitled to if they had exercised their Existing Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The market price of the Existing Warrants will be directly affected by the market price of our Common Stock, which may be volatile.

To the extent a secondary market develops for the Existing Warrants, the market price of our Common Stock will significantly affect the market price of the Existing Warrants. This may result in greater volatility in the market price of the Existing Warrants than would be expected for warrants to purchase securities other than Common Stock. The market price of our Common Stock could be subject to significant fluctuations due to factors described in our SEC filings incorporated herein by reference, and we cannot predict how shares of our Common Stock will trade in the future. Increased volatility could result in a decline in the market price of our Common Stock, and, in turn, in the market price of the Existing Warrants. The price of our Common Stock also could be affected by possible sales of Common Stock by investors who view the Existing Warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our Common Stock. The hedging or arbitrage of our Common Stock could, in turn, affect the market price of the Existing Warrants.

Holders of the Existing Warrants will have no rights as shareholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your Existing Warrants, you will have no rights with respect to our Common Stock, including rights to dividend payments or payments upon the liquidation, dissolution or winding up of the Company, voting rights or the right to respond to tender offers. Upon exercise of your Existing Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares of our Common Stock underlying, the Existing Warrants may not be adjusted for all dilutive events.

The exercise price of and the number of shares of our Common Stock underlying the Existing Warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers. The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, that may adversely affect the market price of the Existing Warrants or our Common Stock. Other events that adversely affect the value of the Existing Warrants may occur that do not result in an adjustment to such exercise price.

FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward- looking statements reflect management's current expectations and observations with respect to future events and financial performance. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements.

The principal factors that affect our financial position, results of operations and cash flows include, charter market rates, which have declined significantly from historic highs, periods of charter hire, vessel operating expenses and voyage costs, which are incurred primarily in U.S. dollars, depreciation expenses, which are a function of the cost of our vessels, significant vessel improvement costs and our vessels' estimated useful lives, and financing costs related to our indebtedness. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of certain factors which could include the following: (i) changes in demand in the dry bulk market, including, without limitation, changes in production of, or demand for, commodities and bulk cargoes, generally or in particular regions; (ii) greater than anticipated levels of dry bulk vessel new building orders or lower than anticipated rates of dry bulk vessel scrapping; (iii) changes in rules and regulations applicable to the dry bulk industry, including, without limitation, legislation adopted by international bodies or organizations such as the International Maritime Organization and the European Union or by individual countries; (iv) actions taken by regulatory authorities; (v) changes in trading patterns significantly impacting overall dry bulk tonnage requirements; (vi) changes in the typical seasonal variations in dry bulk charter rates; (vii) changes in the cost of other modes of bulk commodity transportation; (viii) changes in general domestic and international political conditions; (ix) changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, our anticipated drydocking costs); (x) the outcome of our discussions with the agent of our credit facility regarding the calculation of collateral covenants, (xi) the outcome of legal proceeding in which we are involved; and (xii) and other factors listed from time to time in our filings with the Commission.

This discussion also includes statistical data regarding world dry bulk fleet and orderbook and fleet age. We generated some of this data internally, and some were obtained from independent industry publications and reports that we believe to be reliable sources. We have not independently verified this data nor sought the consent of any organizations to refer to their reports in this quarterly report. We disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes. We will not receive any of the proceeds from the sale or other disposition of the shares of Common Stock, Existing Warrants and Warrant Shares offered by the selling shareholders pursuant to this prospectus, although we will receive the proceeds from the exercise of the Existing Warrants.   Any amounts we receive from such exercises will be used as described above. The holders of the Existing Warrants are not obligated to exercise the Existing Warrants and we cannot assure you that such holders will choose to exercise all or any of the Existing Warrants.

CAPITALIZATION

The following unaudited table sets forth our capitalization at March 31, 2015.

March 31, 2015
(amounts in thousands of US Dollars)
Debt:
Current portion of long-term debt	$15,625
Long-term debt, net of current portion	200,897
Total debt	216,522
Stockholders’ equity
Common stock, $.01 par value, 150,000,000 shares authorized, 37,639,352 shares issued and outstanding	376
Additional paid-in capital	675,862
Retained earnings	(32,216)
Accumulated Other Comprehensive Income	(359)
Total stockholders’ equity	643,663
Total capitalization	$860,185

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years.

	Predecessor						Successor
	Year Ended December 31,				Period from January 1, to		Period from October 16, to	Three Months Ended
					October 15,		December 31,	March 31,
	2010	2011(2)	2012(2)	2013(2)	2014(2)		2014(2)	2015
Ratio of Earnings to Fixed Charges(1)(3)	1.27	N/A	N/A	N/A	N/A		N/A	N/A

Deficiency of earnings available to cover fixed charges(4)		14,905,964	99,984,694	67,712,868	529,587,224	(3)	11,548,728	20,667,064

(1)	We have not issued any preferred stock as of the date of this prospectus.
(2)

Upon the Company’s emergence from the Chapter 11 Cases on October 15, 2014, the Company adopted fresh-start accounting in accordance with provisions of ASC 852, Reorganizations (“ASC 852”). In addition, the Company’s adoption of fresh-start accounting may materially affect its results of operations following the fresh-start reporting date, as the Company will have a new basis in its assets and liabilities. Consequently, the Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after it adopted fresh-start accounting. The periods presented prior to October 15, 2014 have been designated “Predecessor” and the periods subsequent to October 16, 2014 have been designated “Successor”. As a result of the adoption of fresh-start reporting, the Company’s consolidated balance sheets and condensed consolidated statements of operations subsequent to October 15, 2014 will not be comparable in many respects to our condensed consolidated balance sheets and condensed consolidated statements of operations prior to October 15, 2014.

(3)

The net effect of all fresh start accounting adjustments resulted in a charge of $402,655,975, which is reflected in the statement of operations for the period from January 1, 2014 to October 15, 2014.

(4)

The earnings for the years ended December 31, 2011, 2012, 2013 and 2014 and the quarter ended March 31, 2015 were inadequate to cover fixed charges. The additional earnings indicated for each period would have been necessary to bring the ratio to 1.0 of earnings to fixed charges

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our second amended and restated articles of incorporation, or articles, and second amended and restated by-laws, or by-laws, as currently in effect. We refer you to our articles of incorporation and by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Purpose

Our purpose, as stated in our articles, is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Business Corporations Act of the Marshall Islands, or the BCA. Our articles and by-laws do not impose any limitations on the ownership rights of our shareholders.

Authorized Capitalization

Under our articles, as of June 15, 2015, our authorized capital stock consists of 150 million shares of Common Stock, par value $.01 per share, of which 37,879,712 shares were issued and outstanding, and shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding. All of our shares of stock are in registered form.

Common Stock

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, if any, holders of shares of Common Stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of assets or funds legally available for dividends. Upon our liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders or our Common Stock will be entitled to receive pro rata our remaining assets and funds available for distribution. Holders of Common Stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of Common Stock are subject to the rights of the holders of any shares of preferred stock, which we may issue in the future.

Preferred Stock

Our articles authorize our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●

the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of such series; provided that the total shares of preferred stock shall in no event have an aggregate liquidation preference of more than $300 million; and

●	the voting rights, if any, of the holders of the series.

It is not possible to state the actual effect of the authorization and issuance of one or more series of preferred stock upon the rights of holders of Common Stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock.

The material terms of any series of preferred stock that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.

Authorized but Unissued Capital Stock

The BCA does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Select Market, which will apply so long as our Common Stock is listed on the Nasdaq Global Select Market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock.

Directors

Our directors are elected by a majority of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.

Our board of directors is elected annually, and each director elected holds office for a one-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us and for the reimbursement of reasonable and documented expenses.

Shareholder Meetings

Under our by-laws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. The articles and by-laws provide that, except as otherwise required by law, special meetings of shareholders may be called at any time only by (i) the lead director (if any), (ii) the chairman of the board of directors, (iii) the board of directors pursuant to a resolution duly adopted by a majority of the board stating the purpose or purposes thereof, or (iv) any one or more shareholders who beneficially owns, in the aggregate, 15% or more of the aggregate voting power of all then-outstanding shares of Voting Stock. The notice of any such special meeting is to include the purpose or purposes thereof, and the business transacted at the special meeting is limited to the purpose or purposes stated in the notice (or any supplement thereto). These provisions may impede the ability of shareholders to bring matters before a special meeting of shareholders. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Dissenters' Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of Common Stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our by-laws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees) to our directors and offices and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our articles and by-laws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-takeover Effect of Certain Provisions of our Articles and By-laws

Several provisions of our articles and by-laws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (1) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Blank Check Preferred Stock

Under the terms of our articles, our board of directors has authority, without any further vote or action by our shareholders, to issue shares of blank check preferred stock; provided that the total shares of blank check preferred stock shall in no event have an aggregate liquidation preference of more than $300 million. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our Company or the removal of our management.

Election and Removal of Directors

Our articles prohibit cumulative voting in the election of directors. Our by-laws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our articles also provide that our directors may only be removed for cause upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for the election of directors. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in our board of directors for any reason may only be filled by a vote of a majority of the directors then in office, even if less than a quorum exists (except that a quorum is required if the vacancy results from an increase in the number of directors).

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our by-laws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder's notice will have to be received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first, in order for such notice by a shareholder to be timely. Our by-laws also specify requirements as to the form and content of a shareholder’s notice. These advance notice requirements, particularly the 60 to 90 day requirement, may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Action by Written Consent

Our by-laws provide that any action required or permitted to be taken by the shareholders may be effected only at a duly called annual or special meeting of the shareholders. Except as otherwise mandated by law, the ability of shareholders to consent in writing to the taking of any action is specifically denied.

Certain Voting Requirements

Our articles provide that a two-thirds vote is required to amend or repeal certain provisions of our articles and by-laws, including those provisions relating to: the number and election of directors; filling of board vacancies; resignations and removals of directors; director liability and indemnification of directors; the power of shareholders to call special meetings; advance notice of director nominations and shareholders proposals; and amendments to our articles and by-laws. These supermajority provisions may discourage, delay or prevent the changes to our articles or by-laws.

Transfer Agent

The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

Listing

Our shares are listed on the Nasdaq Global Select Market under the symbol "EGLE."

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement, or as an exhibit to an Exchange Act report that will be incorporated by reference to the registration statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

●	the designation, aggregate principal amount and authorized denominations;

●	the issue price, expressed as a percentage of the aggregate principal amount;

●	the maturity date;

●	the interest rate per annum, if any;

●

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

●	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

●

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

●	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

●	any events of default not set forth in this prospectus;

●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

●

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

●

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

●

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

●	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

●	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

●	any terms with respect to subordination;

●	any listing on any securities exchange or quotation system;

●	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

●	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

●

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

●	all capitalized lease obligations;

●	all hedging obligations;

●	all obligations representing the deferred purchase price of property; and

●	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

●	subordinated debt securities; or

●	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

●	the ability to make certain payments, dividends, redemptions or repurchases;

●	our ability to create dividend and other payment restrictions affecting our subsidiaries;

●	our ability to make investments;

●	mergers and consolidations by us or our subsidiaries;

●	sales of assets by us;

●	our ability to enter into transactions with affiliates;

●	our ability to incur liens; and

●	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;

●	default in any payment of principal or premium when due;

●	default in the deposit of any sinking fund payment when due;

●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

●

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Each of our current subsidiaries, each a 100 percent directly or indirectly owned subsidiary (the “guarantors”), will issue guarantees of the debt securities, if any of them issue guarantees, and such guarantees will be full and unconditional and will constitute the joint and several obligations of such guarantors. The guarantors are our sole subsidiaries, other than Agali Shipping S.A., Anemi Maritime Services S.A., Griffon Shipping LLC, Heron Shipping LLC, Kampia Shipping S.A., Marmaro Shipping S.A., Mesta Shipping S.A., Mylos Shipping S.A., Nagos Shipping S.A., Rahi Shipping S.A., Sirikari Shipping S.A. and Spilia Shipping S.A., each of which is minor as understood by Rule 3-10(h) of Regulation S-X. The Company has no assets or operations independent of its subsidiaries, and there are no significant restrictions upon the ability of the Company or any of its subsidiaries to obtain funds from its respective subsidiaries by dividend or loan. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X.

The terms and conditions of the subsidiary guarantees offered for sale, if any, will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

●

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

●	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

●	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2014 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Existing Warrants to be Offered by the Selling Shareholders

On the Effective Date, and in accordance with the Plan, the Company issued the Existing Warrants, pursuant to the terms of that certain Warrant Agreement, dated as of October 15, 2014, or the Warrant Agreement, by and among the Company and Computershare Inc., a Delaware corporation, or Computershare, and its wholly owned subsidiary Computershare Trust Company N.A., a federally chartered trust company, or, together with Computershare, the Warrant Agent. Each Existing Warrant has a 7-year term (commencing on the Effective Date) and is exercisable for one share of Common Stock (subject to adjustment as set forth in the Warrant Agreement and dilution by the Management Incentive Program). The Existing Warrants are exercisable at an exercise price of $27.82 per share (subject to adjustment as set forth in the Warrant Agreement). The Warrant Agreement contains customary anti-dilution adjustments in the event of any stock split, reverse stock split, stock dividend, reclassification, dividend or other distributions (including, but not limited to, cash dividends), or business combination transaction.

This description of the Existing Warrants is qualified in its entirety by reference to the Form of Specimen Warrant Certificate and Warrant Agreement, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

No Rights as Shareholders

Holders of warrants (including the Existing Warrants), as such, will not be entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

●

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement; or

●	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;

●	the number of rights issued to each shareholder;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the amount of rights outstanding;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:

●

the terms of the units and of the rights, purchase contracts, warrants, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if applicable, a discussion of any material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS

In connection with the Plan, we issued the shares of Common Stock and Existing Warrants to the selling shareholders named below. Pursuant to the Registration Rights Agreement dated October 15, 2014, we agreed to register such shares of Common Stock, the Existing Warrants and the shares of Common Stock underlying the Existing Warrants (i.e., the Warrant Shares) for resale under the Securities Act by the selling shareholders. Under the terms of the Registration Rights Agreement, we were required to file such registration statement with the Commission within thirty days of the Company becoming eligible for use of Form S-3 in connection with a secondary public offering. The Company became so eligible upon the filing of its Annual Report on Form 10-K on April 2, 2015. Pursuant to the Registration Rights Agreement, we also agreed to keep the registration statement effective until the earlier of (i) the date as of which all shares of Common Stock, Existing Warrants and Warrant Shares have been sold pursuant to this or another registration statement filed by us, (ii) the date on which each of the selling shareholders (together with their respective affiliates) beneficially owns less than 1% of our Common Stock and such securities then owned could be sold in any 90-day period pursuant to Rule 144 under the Securities Act without restriction as to volume or manner of sale or (iii) such shorter period as all the selling shareholders shall agree in writing.

The table below lists the selling shareholders and other information regarding the beneficial ownership of our Common Stock by each of the selling shareholders, based on 37,879,712 shares of Common Stock outstanding as of June 15, 2015. We have prepared the table and the related notes based on information supplied to us by the selling shareholders, any Schedules 13D or 13G and other public documents filed with the SEC. We have not sought to verify such information. The table assumes the sale of all of the shares of our Common Stock (including any Warrant Shares) and Existing Warrants offered by the selling shareholders in this offering. Additionally, some or all of the selling shareholders may have sold or transferred some or all of the securities listed below in exempt or non-exempt transactions since the date on which the information was provided to us. Other information about the selling shareholders may change over time, as it is possible that the selling shareholders may acquire or dispose of Existing Warrants or shares of our Common Stock from time to time after the date of this prospectus. Changes in such information will be set forth in prospectus supplements to the extent required. We entered into the Warrant Agreement pursuant to which the Existing Warrants were issued, the Registration Rights Agreement and certain related agreements with the selling shareholders in connection with the Plan.

The term “selling shareholder” includes the shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.

We will bear all costs, expenses and fees in connection with the registration of shares of our Common Stock, Existing Warrants and Warrant Shares to be sold by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Selling Shareholder(1)	Number of shares beneficially owned prior to this offering		Number of shares offered	Number of warrants offered	Shares underlying warrants being offered	Shares beneficially owned giving effect to this offering

	Number	Percentage				Number	Percentage
Funds managed by Brigade Capital Management LP(2)	1,464,406	3.8%	1,396,167	68,239	68,239	0	0%
Funds managed by Canyon Capital Advisors LLC(3)	4,735,471	12.5%	4,735,471	0	0	0	0%
OCM Opps EB Holdings, Ltd.(4)	15,736,996	41.4%	15,729,717	7,279	7,279	0	0%

(1)

Also includes any sale of the Existing Warrants and the underlying common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling shareholders after the effective date of the registration statement of which this prospectus forms a part. The information concerning the selling shareholders may change from time to time, and any changes and the names of any transferees, pledgees, donees, and other successors in interest will be set forth in supplements to this prospectus to the extent required.

(2)

Consists of 1,633,854 shares of Common Stock and 68,239 shares of Common Stock issuable upon exercise of Existing Warrants, in each case held by funds managed by Brigade Capital Management, LP (“Brigade Capital”). According to the Schedule 13G filed by Brigade Capital on February 17, 2015, each of Brigade Capital, Brigade Capital Management GP, LLC (“Brigade GP”) and Donald E. Morgan, III has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of all of the shares of common stock listed in the table above. The business address of each of Brigade Capital, Brigade GP and Donald E. Morgan, III is 399 Park Avenue, 16th Floor, New York, New York 10022.

(3)

Represents shares held directly by Canyon Value Realization Fund, L.P., The Canyon Value Realization Master Fund, L.P., HF Canyon Master, Ltd., Canyon Value Realization MAC 18 Ltd., Canyon Blue Credit Investment Fund L.P., Canyon Balanced Master Fund, Ltd., Permal Canyon Fund Ltd., Canyon-GRF Master Fund II, L.P., Canyon-TCDRS Fund, LLC, AAI Canyon Fund PLC, in respect of the Canyon Reflection Fund, Canyon Distressed Opportunity Investing Fund, L.P. and Canyon Distressed Opportunity Master Fund, L.P. (collectively, the “Canyon Funds”), for each of which Canyon Capital Advisors LLC (“CCA”) is an investment advisor. As investment advisor, CCA has voting and dispositive power with respect to the shares. In addition, Mitchell R. Julis and Joshua S. Friedman have shared voting and dispositive power with respect to the shares. The business address for CCA and the Canyon Funds is c/o Canyon Capital Advisors LLC, 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(4)

Consists of 15,729,717 shares of Common Stock and 7,279 shares of Common Stock issuable upon exercise of Existing Warrants each directly held by OCM Opps EB Holdings, Ltd. (“EB Holdings”). The securities may also be deemed to be beneficially owned by Oaktree Capital Management, L.P. (“OCM”), solely as the sole director of EB Holdings, Oaktree Holdings, Inc., (“Holdings”), solely as the general partner of OCM, Oaktree Capital Group, LLC (“OCG”), solely as the sole shareholder of Holdings, and Oaktree Capital Group Holdings GP, LLC ("OCGH"), solely as the duly elected manager of OCG. The members of OCGH are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan and David M. Kirchheimer. Each of the direct and indirect general partners, directors, shareholders, members and managers described above may be deemed to share voting and dispositive power over the securities owned by EB Holdings, but disclaims beneficial ownership of the securities listed above. The business address of the beneficial owners is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Each of the selling shareholders that is an affiliate of a broker-dealer has represented to us that it purchased or acquired the securities offered by this prospectus in the ordinary course of business and, at the time of purchase or acquisition of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those securities.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold by us and the selling shareholders, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholders, directly or indirectly through brokers-dealers, agents or underwriters on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions.  Our securities covered by this prospectus may be sold by any method permitted by law, including, without limitation, one or more of following transactions:

●	ordinary brokerage transactions or transactions in which the broker solicits purchasers;

●	purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;

●	block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;

●	through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable stock exchange;

●	through privately negotiated transactions;

●	through the settlement of short sales entered into after the date of this prospectus;

●	by agreement with a broker-dealers to sell a specified number of securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.

The selling shareholders may also transfer their shares by means of gifts, donations and contributions.  Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

Broker-dealers engaged by us or the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us or the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means.   The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents.  We will not receive any proceeds from the sale of any securities by the selling shareholders.

The selling shareholders and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act.  Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.  As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:

●	the number and type of securities to be sold;

●	the purchase price;

●

the name of each selling shareholder, if any, and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and

●	any other relevant information.

The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by them.  We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholders, and there is no assurance that the selling shareholders will sell any or all of their securities. We have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses of the registration of the securities to be sold by the selling shareholders pursuant to the Registration Rights Agreement, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreement or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The financial statements as of December 31, 2014 and for the period from October 16, 2014 to December 31, 2014, the financial statements as of December 31, 2013 and for the period from January 1, 2014 to October 15, 2014 and for each of the two years ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2014 incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports (which report for the period from October 16, 2014 to December 31, 2014 contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain matters of Marshall Islands law will be passed upon for us by Reeder & Simpson P.C., Marshall Islands counsel. Certain matters of United States law will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Certain matters of Singapore law will be passed upon for us by Rajah & Tann Singapore LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on April 2, 2015;

●	Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the Commission on April 30, 2015;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 15, 2015;

●	Our Current Reports on Form 8-K filed with the Commission on February 25, 2015, March 9, 2015, May 4, 2015 and May 29, 2015; and

●

All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. The information contained on, or that can be accessed through, our website is not part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, NY 10022

(212) 785-2500

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Republic of the Marshall Islands. Certain of our directors, and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of such directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

We estimate the expenses, other than any underwriting discounts and commissions, in connection with the issuance and distribution of securities in this offering to be as follows. The selling shareholders will not bear any of the expenses set forth below.

Registration Fee	$80,036.67	(1)
FINRA Filing Fee	28,817.55
Legal Fees and Expenses		(2)
Accountants’ Fees and Expenses		(2)
Miscellaneous Costs		(2)
Total		$(2)
(1)	$32,134.75 was previously paid.
(2)	The number of offerings is indeterminable and the expenses cannot be estimated at this time.

Item 15.     Indemnification of Directors and Officers.

The second amended and restated articles of incorporation of the Company provide that the Company shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, as provided more fully in the Company’s second amended and restated by-laws, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The rights to indemnification and to the advance of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under the Company’s articles of incorporation, by-laws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

The second amended and restated by-laws of the Company provide:

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity on behalf of the Company while serving as a director, officer or trustee, shall be indemnified and held harmless by the Company to the fullest extent permitted by Marshall Islands law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection therewith.

The Company may maintain insurance, at its expense, to protect itself and/or for the benefit of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power or the obligation to indemnify such person against such expense, liability or loss under the indemnifications provisions of the by-laws or under the Business Corporations Act of the Marshall Islands, or the BCA.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1)     Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)     Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)     When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)     Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)     Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)     Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)     Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16.     Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Not applicable.

(e)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)	Not applicable.

(g)	Not applicable.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)-(l)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE BULK SHIPPING INC.

By:	/s/ Stanley H. Ryan
Name:	Stanley H. Ryan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on June 16, 2015 in the capacities indicated.

Signature	Title

/s/ Stanley H. Ryan	Chief Executive Officer and Director
Stanley H. Ryan	(Principal Executive Officer)

*	Director
Justin A. Knowles

*	Director
Randee E. Day

*	Director
Gary Weston

*	Director
Bart Velduizen

*	Chairman of the Board and Director
Paul M. Leand Jr.

/s/ Adir Katzav	Chief Financial Officer
Adir Katzav	(Principal Financial Officer and Principal Accounting Officer)

*By: /s/ Stanley H. Ryan
Stanley H. Ryan
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC

By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

AVOCET SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Avocet Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

BITTERN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Bittern Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CANARY SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Canary Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CARDINAL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Cardinal Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CONDOR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Condor Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CRANE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crane Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CRESTED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crested Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

CROWNED EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Crowned Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE BULK PTE. LTD. By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Pte. Ltd., has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE MANAGEMENT CONSULTANCY PTE. LTD. By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Management Consultancy Pte. Ltd., has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE MANAGEMENT CONSULTANTS LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE SHIP MANAGEMENT LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EAGLE SHIPPING INTERNATIONAL (USA) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Shipping International (USA) LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

EGRET SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Egret Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

FALCON SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Falcon Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

GANNET SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Gannet Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

GOLDEN EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Golden Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

GOLDENEYE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Goldeneye Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

GREBE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Grebe Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

HARRIER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Harrier Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

HAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Hawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

IBIS SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Ibis Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

IMPERIAL EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Imperial Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

JAEGER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jaeger Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

JAY SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Jay Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

KESTREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kestrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

KINGFISHER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kingfisher Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

KITE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kite Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

KITTIWAKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Kittiwake Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

MARTIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Martin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

MERLIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Merlin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

NIGHTHAWK SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Nighthawk Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

ORIOLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Oriole Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

OSPREY SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Osprey Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

OWL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Owl Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

PEREGRINE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Peregrine Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

PETREL SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Petrel Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

PUFFIN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Puffin Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

REDWING SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Redwing Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

ROADRUNNER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Roadrunner Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

SANDPIPER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sandpiper Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

SHRIKE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Shrike Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

SKUA SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Skua Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

SPARROW SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Sparrow Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

STELLAR EAGLE SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Stellar Eagle Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

TERN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Tern Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

THRASHER SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Thrasher Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

THRUSH SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Thrush Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

WOODSTAR SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Woodstar Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 16, 2015.

WREN SHIPPING LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of Wren Shipping LLC, has signed this registration statement in the City of New York, State of New York, on June 16, 2015.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping Inc., its Sole Member

By:	/s/ Adir Katzav
Name:	Adir Katzav
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.*

2.1

Order Confirming the Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Eagle Bulk Shipping Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on September 26, 2014.

2.2

Debtor’s Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Eagle Bulk Shipping Inc., filed with the Bankruptcy Court on August 6, 2014, incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on September 26, 2014.

3.1

Second Amended and Restated Articles of Incorporation of Eagle Bulk Shipping Inc., as adopted on October 15, 2014, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

3.2

Second Amended and Restated By-Laws of Eagle Bulk Shipping Inc., dated as of October 15, 2014, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

4.1

Form of Specimen Stock Certificate of Eagle Bulk Shipping Inc., incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

4.2	Form of Specimen Preferred Stock Certificate.*

4.3	Form of Warrant Agreement.*

4.4

Form of Specimen Warrant Certificate of Eagle Bulk Shipping Inc., incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

4.5	Form of Purchase Contract.*

4.6	Form of Rights Agreement.*

4.7	Form of Unit Agreement.*

4.8	Form of Senior Indenture, incorporated by reference to Exhibit 4.7 of the Registration Statement on Form S-3 (File no. 333-139745), filed with the Commission on December 29, 2006.

4.9	Form of Subordinated Indenture, incorporated herein by reference to Exhibit 4.8 of the Registration Statement on Form S-3 (File no. 333-139745), filed with the Commission on December 29, 2006.

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Eagle Bulk Shipping Inc.

5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to Eagle Bulk Shipping Inc.

5.3	Opinion of Rajah & Tann Singapore LLP, Singapore counsel to Eagle Bulk Shipping Inc.

10.1

Registration Rights Agreement, dated as of October 15, 2014, by and between Eagle Bulk Shipping Inc. and the Holders party thereto, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

10.2

Warrant Agreement, dated as of October 15, 2014, between Eagle Bulk Shipping Inc. and Computershare Inc., as Warrant Agent, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Eagle Bulk Shipping Inc., filed with the Commission on October 16, 2014.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1).

23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2).

23.3	Consent of Rajah & Tann Singapore LLP (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers LLP (Predecessor).

23.5	Consent of PricewaterhouseCoopers LLP (Successor).

24**	Power of Attorney (contained in signature page).

25.1	Form of T-1 Statement of Eligibility (senior indenture).*

25.2	Form of T-1 Statement of Eligibility (subordinated indenture).*

* To be filed as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference into this registration statement.

** Previously filed.